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                                                                     Exhibit 5.1

                  [Letterhead of Foley, Hoag & Eliot LLP]

August 17, 2001




eXcelon Corporation
25 Mall Road
Burlington, Massachusetts 01803


Ladies and Gentlemen:

         We have acted as counsel to eXcelon Corporation, a Delaware corporation ("Parent"), in connection with (i) the merger of Comet Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Parent, with and into C-bridge Internet Solutions, Inc., a Delaware corporation (the "Company"), pursuant to that certain Agreement and Plan of Reorganization dated as of May 22, 2001 (the "Merger Agreement"), by and among Parent, Merger Sub and the Company, and (ii) the preparation and filing of the registration statement on Form S-4 to which this opinion is an exhibit (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         Under the terms of the Merger Agreement, Parent will issue 1.2517 shares of its common stock, par value $.001, in exchange for each share of the outstanding common stock of the Company. The shares to be so issued to the stockholders of the Company are referred to as the "Shares," and the issuance of the Shares is being registered under the Registration Statement.

         At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) examined the Registration Statement, (ii) examined Parent's certificate of incorporation and by-laws, each as amended to date, (iii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of Parent, such certificates of public officials and such other documents, and (iv) received such information from officers and representatives of Parent and the Company as we have deemed necessary or


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eXcelon Corporation
August 17, 2001
Page 2


appropriate for the purposes of this opinion. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Merger Agreement and the other documents and certificates and oral or written statements and other information of or from representatives of Parent and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Shares will be issued in the manner described in the Registration Statement.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the General Corporation Law of the State of Delaware. The opinions expressed are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the effective date of the Registration Statement or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.

                                                 Sincerely yours,

                                                 FOLEY, HOAG & ELIOT LLP



                                                 By: /s/ John D. Hancock
                                                    ----------------------------
                                                    A Partner